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                                                              EXHIBIT 12


                           GENERAL ELECTRIC COMPANY
                      RATIO OF EARNINGS TO FIXED CHARGES



(Dollars in millions)                                 Three months ended
                                                          March 31, 1994
                                                     -------------------

GE except GECS
- - ---------------
"Earnings" -a)                                                   $1,436
Less:  Equity in undistributed earnings
       of General Electric Capital
       Services, Inc. -b)                                          (143)
Plus:  Interest and other financial
       charges included in expense                                   91
       One-third of rental expense  -c)                              53
                                                                -------
Adjusted "earnings"                                              $1,437
                                                                =======

Fixed Charges:
  Interest and other financial charges                              $91
  Interest capitalized                                                4
  One-third of rental expense  -c)                                   53
                                                                -------
Total fixed charges                                                $148
                                                                =======
Ratio of earnings to fixed charges                                 9.71
                                                                =======

General Electric Company and consolidated affiliates
- - ----------------------------------------------------
"Earnings" -a)                                                   $1,549
Plus:  Interest and other financial
       charges included in expense                                2,292
       One-third of rental expense   -c)                             96
                                                                -------
Adjusted "earnings"                                              $3,937
                                                                =======


Fixed Charges:
  Interest and other financial charges                           $2,292
  Interest capitalized                                                6
  One-third of rental expense  -c)                                   96
                                                                -------

    Total fixed charges                                          $2,394
                                                                =======
    Ratio of earnings to fixed charges                             1.64
                                                                =======

(a- Earnings from continuing operations before income taxes and minority interest.
(b- Earnings after income taxes.
(c- Considered to be representative of interest factor in rental expense.